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                                                                    Exhibit 10.6


                  THOMAS, KAYDEN, HORSTEMEYER & RISLEY, L.L.P.
                                ATTORNEYS AT LAW


                               September 11, 2001


Mr. Daniel Bivins
CYBERCARE, INC.
2500 Quantum Lakes Drive
Suite 1000
Boynton Beach, Florida 33426

       RE:   Current Outstanding Balance (50320)


Dear Danny:

      Pursuant to our telephone conversation of today, our understanding is that we have agreed upon the following terms and conditions with regard to past due balances owed to our firm:

(1)    The total amount due between April 5, 2001 and August 5, 2001 is
       $131,165.73;

(2) We agree to accept CyberCare shares in the amount of $90,000.00, in accordance with the terms of your letter of September 4, 2001, leaving a balance due of $41,165.73;

(3) CyberCare will forward us a check in the amount of $41,165.73, which is the remainder of the accounts receivable due between April 5 and August 5, 2001; and

(4) CyberCare will pay all future fees and expenses incurred on a monthly basis.

       If you do not agree with the above terms and conditions, please let me know immediately. Otherwise, we will expect the stock registration shortly and a check from you for the remainder of the balance due as soon as possible.


                                Very truly yours,

                                THOMAS, KAYDEN, HORSTEMEYER
                                      & RISLEY, L.L.P.


                                /s/ Scott A. Horstemeyer
                                Scott A. Horstemeyer


    SUITE 1750, 100 GALLERIA PARKWAY, NW., ATLANTA, GEORGIA 30339-5948 U.S.A.